Exhibit 5.1

Date: May 2, 2022

To:

B.O.S. Better Online Solutions Ltd.
20 Freiman Street

Rishon LeZion, 7535825

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to B.O.S. Better Online Solutions Ltd. (the “Company”) in connection with the registration of the offer and sale of up to 450,000 ordinary shares of the Company, with no par value (the “Shares”) and warrants (the “Warrants”) to purchase up to 225,000 Shares (the “Warrant Shares”) pursuant to the Company’s shelf Registration Statement on Form F-3 (File No. 333-249597) filed on October 22, 2020 and declared effective the Securities and Exchange Commission (the “Commission”) on November 2, 2020 (the “Registration Statement”).

The offering and sale of the Shares are being made pursuant to Securities Purchase Agreements (each, a “Purchase Agreement”), dated as of April 29, 2022, by and among the Company and the purchasers identified in the signature pages thereto (each, a “Purchaser”).

We have examined copies of the Purchase Agreement, the Registration Statement, the base prospectus that forms a part thereof (the “Base Prospectus”) and the prospectus supplement thereto dated May 2, 2022 related to the offering of the Shares and Warrants filed by the Company in accordance with Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). We have also examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction of such corporate records, agreements, documents and other instruments and have made such investigation of matters of fact and law, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photocopies or certified copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

We have assumed, in addition, that at the time of the execution and delivery of each Purchase Agreement such Purchase Agreement is the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of and in the manner contemplated by the Purchase Agreement and the Prospectus, will be validly issued, fully paid and non-assessable. In addition, the Warrant Shares issuable upon exercise of the Warrants have been duly authorized and when issued and paid for pursuant to the terms of the Purchase Agreements and the Warrants, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. This opinion letter is effective only as of its date and the opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision or otherwise. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 6-K filed on or about the date hereof.

Very truly yours,

/s/ Gornitzky & Co.
Gornitzky & Co.